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                                                        EXHIBIT 11




                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                 Statement of Computation of Earnings per Share


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


                                   For the Three Months         For the Six Months
                                      Ended June 30                Ended June 30
                                ------------------------    ------------------------
                                    2000         1999           2000         1999
                                -----------  -----------    -----------  -----------
Net Earnings                    $ 3,276,000  $ 2,779,000    $ 5,712,000  $ 6,195,000
                                ===========  ===========    ===========  ===========

Weighted average common
   shares outstanding            15,005,000   15,005,000     15,005,000   15,005,000
                                ===========  ===========    ===========  ===========

Basic and diluted earnings
   per share of common stock    $       .22  $       .18    $       .38  $       .41
                                ===========  ===========    ===========  ===========

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